EXHIBIT  5

                              JACKSON WALKER L.L.P.
                            ATTORNEYS AND COUNSELORS
                        1100 LOUISIANA STREET, SUITE 4200
                              HOUSTON, TEXAS 77002
                            TELEPHONE: (713) 752-4200
                           TELECOPIER: (713) 752-4221

                               August  10,  2000



Centre  Capital  Corporation
2619  Gravel  Drive
Ft.  Worth,  Texas  76118

     Re:     Form  S-8  Registration  Statement;  Commission  File No. 000-25845

Gentlemen:

     We have acted as counsel for Centre Capital Corporation (the "Company") in connection with the registration by the Company of 1,500,000 shares of its common stock, par value $0.001 per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection therewith, we have examined, among other things, the Articles of Incorporation of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                          Very  truly  yours,

                                          JACKSON  WALKER  L.L.P.


                                          By  /s/  Norman  T.  Reynolds
                                            ------------------------------------
                                            Norman  T.  Reynolds